UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  August 26, 2014

IDLE MEDIA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54736	26-2818699
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

216 S. Centre Avenue Leesport, PA		19533
(Address of principal executive offices)		(Zip Code)

(484) 671-2241
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 14, 2014 the Employment Agreement between Idle Media, Inc. (the “Company”) and Raphael P. Haddock dated August 14, 2012 (the “Agreement”) terminated pursuant to the terms of said Agreement. Mr. Haddock was formerly the Chief Operating Officer, Chief Financial Officer and a Director of the Company. On August 14, 2014 Mr. Haddock also vacated his seat on the Company’s Board of Directors pursuant to the terms of the Agreement. Mr. Frasier is currently the sole member of the Company’s Board of Directors.

The Company has determined that it will not immediately hire a Chief Operating Officer or Chief Financial Officer to replace Mr. Haddock, although it may determine to fill such positions in the future. Craig DeFranco, the Company’s Controller, will continue to oversee the Company’s financial and accounting functions.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDLE MEDIA, INC.

Date: August 26, 2014	By:	/s/ Marcus Frasier
Name: Marcus Frasier
Title: Chief Executive Officer